Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the inclusion or incorporation by reference in this Registration Statement on Form S-8 of Energy XXI (Bermuda) Limited to our firm and our report, dated August 13, 2009, which sets forth our estimates of the proved oil and gas reserves, as of June 30, 2009, originally included in Energy XXI (Bermuda) Limited's Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on September 4, 2009.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Danny D. Simmons
Danny D. Simmons, P.E.
President and Chief Operating Officer

Houston, Texas
May 11, 2010